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                                                                    Exhibit 4.3


                           NORTHWEST NEUROLOGIC, INC.

                       RESTATED 1997 STOCK INCENTIVE PLAN
               (INCLUDES AMENDMENTS ADOPTED THROUGH MARCH 7, 1998)

                                    ARTICLE 1

                                     PURPOSE

        The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to acquire shares of the Company. By means of the Plan, the Company seeks to retain the services of persons who are currently Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options and Stock Bonuses and provides for Sales of Stock, or any combination of the foregoing, as is best suited to the circumstances of the particular person under consideration.


                                    ARTICLE 2

                                   DEFINITIONS

        The following definitions shall be applicable throughout the Plan unless specifically modified herein:

                (a) "1934 Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

                (b) "Award" means, individually or collectively, any Option, Stock Bonus or Sale of Stock.

                (c) "Board" means the Board of Directors of the Company.

                (d) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any such section.

                (e) "Committee" means a committee of the Board that is selected as provided in Section 4.1(b) to administer the Plan.




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                (f) "Common Stock" means the Common Stock, $.10 par value, of the Company.

                (g) "Company" means the Common Stock, $.10 par value, of the Company.

                (h) "Consultant" means any person, including an adviser, engaged by the Company or a Subsidiary to render services and who does not render such services as an Employee or Director.

                (i) "Director" means an individual who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

                (j) "Disability" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code; namely, being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                (k) "Employee" means any person (including a person who also serves as a Director) in an employment relationship with the Company or a Subsidiary.

                (l) "Fair Market Value" shall be determined, as of any specified date, as follows:

                    i. At any time the Common Stock is not listed on a securities exchange, traded in the over-the-counter market or quoted as to price on an automated securities quotation system when a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the Board shall determine the Fair Market Value in such manner as it deems appropriate;

                    ii. If the Common Stock is traded in the over-the-counter market at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the average of the reported closing bid and asked prices of the Common Stock on the business day preceding the date of such determination, or if such prices are not reported on that date, on the last preceding date on which such prices for the Common Stock are so reported; and

                    iii. If the Common Stock becomes listed on a stock exchange, the Board may, by resolution, revise the foregoing definition of Fair Market Value by reference to trading prices of the Common Stock as reported for such stock exchange.

                (m) "Holder" means an Employee, a Director or a Consultant who has been granted an Award, and any assignee or transferee of such person as permitted under the Plan. For purposes of Section 7.8, if an Option has been transferred as Permitted under the Plan, "Holder" shall refer to the Employee, Consultant or Director who was granted the Award and shall not refer to that person' s assignee or transferor.

                (n) "Incentive Stock Option" or "ISO" means an "incentive stock option" within the meaning of Section 422 of the Code.




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                (o) "Nonemployee Director" means a Nonemployee Director as defined in Rule 16b-3(b)(3)(i) of the 1934 Act.

                (p) "Nonqualified Stock Option" or "NQO" means a stock option other than an ISO.

                (q) "Option" means an Award granted Pursuant to Article 6 and described in Article 7 of the Plan. "Option" includes both ISOs and NQOs.

                (r) "Optionee" means the recipient of an Option.

                (s) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

                (t) "Plan" means the Northwest NeuroLogic, Inc. 1997 Stock Incentive Plan, as set forth herein and as it may be hereafter amended from time to time.

                (u) "Rule 16b-3" means Rule l6b-3 promulgated under the 1934 Act, as such rule may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function.

                (v) "Sale of Stock" means any sale of Common Stock as provided in Article 9.

                (w) "Stock Bonus" means an Award granted pursuant to Article 6 and described in Article 8 of the Plan.

                (x) "Stock Bonus Agreement" means a written agreement between the Company and a Holder with respect to a Stock Bonus.

                (y) "Stock Sale Agreement" means a written agreement between the Company and a Holder with respect to a Sale of Stock.

                (z) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code; namely, any corporation in which the Company directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

                                    ARTICLE 3

                           EFFECTIVE DATE AND DURATION
                                   OF THE PLAN

        The Plan shall be effective as of May 6, 1997, the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within 12 months thereafter. Until the Plan has been approved by shareholders, any Awards made under the Plan shall be conditioned upon such approval. No




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Awards may be granted under the Plan after May 5, 2007. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                                    ARTICLE 4

                                 ADMINISTRATION

        4.1 Administration of Plan.

                (a) Board. Unless a Committee is appointed pursuant to Section 4.1(b), the Plan shall be administered by the Board.

                (b) Committee. The Board, if it so determines, may delegate to a Committee of the Board consisting of two or more Directors any or all authority for administration of the Plan; provided, however, that only the Board may amend or terminate the Plan as provided in Article 11. If a Committee is appointed, all references in the Plan to the Board shall mean and relate to such Committee, except as limited by the immediately preceding sentence and unless the context requires otherwise. Any Committee appointed by the Board to administer the Plan at a time when the Common Stock is registered under the 1934 Act shall consist solely of two or more Nonemployee Directors. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

        4.2 Authority of the Board. Subject to the provisions of the Plan, the Board shall have sole authority, in its discretion to determine: (i) which Employees, Directors and Consultants shall receive Awards; (ii) the time or times when Awards shall be granted; (iii) the type or types of Awards to be granted; and (iv) the number of shares of Common Stock that may be issued under each Award. In making such determinations, the Board may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the success of the Company, and such other factors as the Board in its discretion shall deem relevant. The Board shall also have such additional powers as are delegated to it by the Plan. Subject to the express provisions of the Plan, the Board is authorized to: (i) construe the Plan and the respective agreements executed thereunder; (ii) prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan;
(iii) determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Board to cause designated Options to qualify as ISOs; (iv) advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to an Award; and (v) make all other determinations in the judgment of the Board necessary or advisable for administering the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Board on the matters referred to in this Article 4 shall be final and conclusive.

        4.3 Liability of Board Members. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award.




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        4.4 Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

                                    ARTICLE 5

                                   ELIGIBILITY

        Employees, Directors and Consultants are eligible to receive Options, Stock Bonuses and Sales of Stock; provided, however, only Employees are eligible to receive ISOs. Any Award may be granted on more than one occasion to the same person, and may include an ISO, an NQO, a Stock Bonus, a Sale of Stock, or any combination thereof.

                                    ARTICLE 6

                   GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

        The Board may from time to time grant Options and Stock Bonuses and offer Common Stock for sale under the Plan. Subject to Article 10, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 158,750 shares; provided, however, that 46,250 of such shares may be granted only pursuant to NQOs and not ISOs. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award is cancelled, expires, is settled in cash in lieu of Common Stock or is exchanged for other Awards, the shares of Common Stock subject to such Award shall again be available for the grant of Awards under the Plan.

                                    ARTICLE 7

                                     OPTIONS

        7.1 Option Period. The term of each Option granted pursuant to Article 6 shall be as specified by the Board at the date of grant, except that no ISO shall be exercisable after the expiration of 10 years from the date of grant.

        7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Board.

        7.3 Special Limitation on ISOs. To the extent that the aggregate Fair Market Value (determined at the time the respective ISO is granted) of Common Stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such ISOs shall be treated as not constitute ISOs because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination.

        7.4 ISOs Granted to Certain Shareholders. No ISO shall be granted to a person if, at the time the ISO is granted, the person possesses more than 10 percent of the total combined voting power of all classes of stock of the Company, unless (i) at the time such ISO is granted the exercise price is at least 110 percent




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of the Fair Market Value of the Common Stock subject to the Option and (ii) such
ISO by its terms is not exercisable after the expiration of five years from the date of grant.

        7.5 Separate Stock Certificates. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an ISO and for those shares acquired pursuant to the exercise of a NQO.

        7.6 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve, including, without limitation, provisions to qualify an ISO under Section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value (as of the exercise date of the Option) equal to such exercise price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures, which would take effect only after the Common Stock is registered under the 1934 Act, whereby the Holder, by a properly executed written notice, would direct: (i) an immediate market sale of all or a part of the shares of Common Stock to which the Holder is entitled upon exercise of the Option; (ii) the Company's delivery of the shares of Common Stock directly to a brokerage firm; and (iii) the brokerage firm's delivery to the Company of the exercise price and any withholding taxes attributable to the issuance from the proceeds of the sale of the Common Stock. Such Option Agreement may also include, without limitation, provisions relating to: (i) vesting of Options; (ii) tax matters (including provisions covering any applicable employee wage withholding requirements); and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Board shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

        7.7 Exercise Price and Payment. Subject to Section 7.4, the price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Board, but such exercise price: (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted if the Option is an ISO; and (ii) shall be subject to adjustment as provided in Article 10. An Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of an Option or portion thereof shall be paid in full in the manner prescribed by the Board.

        7.8 Termination of Employment or Service.

                (a) In the event the employment or service of a Holder of an Option with the Company terminates for any reason other than because of Disability or death, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

                (b) In the event the employment or service of a Holder of an Option with the Company terminates because of Disability, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.




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               (c) In the event of the death of a Holder of an Option while employed by or providing service to the Company, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option on the date of death. An ISO may be exercised only by the person or persons to whom such Holder's rights under the ISO shall pass by the Holder's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                (d) The Board, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the Option, and may increase the portion of the Option that is exercisable, subject to such terms and conditions as the Board may determine.

                (e) To the extent that the Option of any deceased Holder or of any Holder whose employment or service terminates is not exercised within the applicable period specified above, all further rights to purchase Common Stock pursuant to such Option shall cease and terminate.

                (f) If an Optionee's employment or consulting relationship with the Company is terminated contemporaneously with the start of an employment or consulting relationship with the Company's parent corporation, that optionee's option shall not terminate, and vesting shall continue as if the optionee were continuing to be employed by or consulting for the Company.

        7.9 Rights As a Shareholder. The Holder of an Option under the Plan shall have no rights as a shareholder with respect to the Common Stock subject to such Option until the date of issue to the Holder of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

        7.10 Options in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by or serving as directors or consultants of corporations who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing . . .



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                                    ARTICLE 8

                                  STOCK BONUSES

        8.1 Terms and Conditions. The Board may award Common Stock under the Plan as Stock Bonuses. The Board may not require the recipient to pay any monetary consideration for a Stock Bonus other than amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.

        8.2 Stock Bonus Agreement. Shares awarded as a Stock Bonus shall be subject to such terms, conditions and restrictions as shall be determined by the Board. At the time any Stock Bonus is granted under this Article 8, the Company and the Holder shall enter into a Stock Bonus Agreement setting forth any terms, conditions and restrictions applicable to the Stock Bonus. The terms and provisions of the respective Stock Bonus Agreements need not be identical.

                                    ARTICLE 9

                                 SALES OF STOCK

        9.1 Sales of Stock. The Board may offer and sell shares of Common Stock under the Plan for such consideration (including promissory notes and services) as determined by the Board.

        9.2 Stock Sale Agreement. Shares sold under this Article 9 shall be subject to such terms, conditions and restrictions as shall be determined by the Board. At the time any Award is granted under this Article 9, the Company and the Holder shall enter into a Stock Sale Agreement setting forth any terms, conditions and restrictions applicable to the Sale of Stock. The terms and provisions of the respective Stock Sale Agreements need not be identical.

                                   ARTICLE 10

                          CHANGES IN CAPITAL STRUCTURE

        10.1 Adjustments by Board. If the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares, dividend payable in shares, or similar event, appropriate adjustment shall be made by the Board in the number and kind of shares available for Awards. In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, the exercise price of such outstanding Options and all other matters deemed appropriate by the Board, so that the Holder's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board. Any such adjustment made by the Board shall be conclusive. Any adjustment provided for in this Section 10.1 shall be subject to any required shareholder



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action. In the event of the dissolution of the Company or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of providing for Options as provided above in this Section 10.1 or in lieu of having the Options continue unchanged, the Board may, in its sole discretion, provide a 30-day period prior to such event during which Holders shall have the right to exercise Options in whole or in part without any limitation on exercisability and, upon the expiration of such 30-day period, all unexercised Options shall immediately terminate.

        10.2 No Restriction on Corporate Acts. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities senior to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business, or any other corporate act or proceeding. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company as a result of any such action.

        10.3 No Adjustment for Issuances of Other Securities by Company. Except as herein expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

                                   ARTICLE 11

                      AMENDMENT AND TERMINATION OF THE PLAN

        The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not then been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that, except as provided in Article 10, no change in any Award may be made which would impair the rights of a Holder without the consent of the Holder.

                                   ARTICLE 12

                                  MISCELLANEOUS

        12.1 No Right To An Award. Neither the adoption of the Plan by the Company nor any action of the Board shall be deemed to give an Employee, a Director or a Consultant any right to be granted an Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Bonus Agreement or Stock Sale Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.





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        12.2 No Employment Rights Conferred. Nothing in the Plan shall: (i)
confer upon any Employee, Director or Consultant any right with respect to continuation of employment (or service) with the Company; or (ii) interfere in any way with the right of the Company to terminate the Employees employment (or service as a Director, in accordance with applicable corporate law, or service as a Consultant) at any time for any reason, with or without cause.

        12.3 Securities Law Restrictions. No Common Stock shall be issued under the Plan unless counsel for the Company is satisfied that such issuance shall be in compliance with applicable federal and state securities laws. Certificates for shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules and regulations of any applicable federal and state securities laws. The Board may cause a legend or legends to be placed on any such certificates making appropriate reference to such restrictions.

        12.4 Withholding. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. With the consent of the Board, the recipient of an Award may deliver shares of Common Stock to the Company to satisfy any withholding obligation.

        12.5 Restriction on Transfer.

                (a) Restriction on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, that, with the consent of the Board, which consent may be withheld in its sole discretion or conditioned on such requirements as the Board shall deem appropriate, all or any portion of a NQO may be assigned or transferred to the optionee's immediate family (i.e., children, grandchildren, spouse, parents and siblings), to trusts for the benefit of the optionee's immediate family members, and pursuant to qualified domestic relations orders. No consideration may be paid for the transfer of any NQO, and, after any permitted transfer, the NQO shall continue to be subject to the same terms and conditions as were applicable to it immediately prior to its transfer, except that: (i) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution; (ii) for purposes of Section 7.8, the term "Holder" shall refer to the original Optionee; (iii) the events of termination of employment specified in Section 7.8 shall continue to be applied with respect to the original Optionee, following which the NQO shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 7.8; and (iv) the original Optionee shall remain subject to withholding taxes upon exercise of the NQO by the transferee. Before permitting any transfer, the Board may require the transferee to agree in writing to be bound by all other terms and conditions applicable to the NQO prior to its transfer.

                (b) Exercise of ISOs. ISOs may be exercisable during the lifetime of the Optionee only by the Optionee, or by the Optionee's guardian or legal representative.

        12.6 Governing Law. To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Plan shall be construed in accordance with Oregon law, without giving effect to the principles of conflicts of laws thereof.





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        12.7 Headings. Headings contained in the Plan are for reference purposes and shall not affect the meaning or interpretation of the Plan.

Adopted by the Board of Directors:  May 6, 1997.

Approved by the Shareholders:  October 23, 1997.






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                           NORTHWEST NEUROLOGIC, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT


EFFECTIVE DATE:

BETWEEN:     Northwest NeuroLogic, Inc., an Oregon corporation (the "Company")
AND:                                                           (the "Optionee")


                  ---------------------------------------------
                  Street Address      City      State  Zip Code

Number of Option Shares:            -----------------

Option Price per Share:             $
                                     ----------------

Vesting Schedule:          Percentage of
                             Shares Vested                 Date of Vesting


                The Company has adopted a 1997 Stock Incentive Plan (the "Plan") that provides for the grant of nonqualified options to purchase shares of the Company's Common Stock, no par value (the "Stock"). The Optionee is now employed by the Company or a Subsidiary (as defined in the Plan), and the Company desires to afford the Optionee the opportunity to obtain stock ownership in the Company so that the Optionee may have a proprietary interest in the Company's success. The Company's Board of Directors (the "Board") has granted to the Optionee an option to purchase shares of Stock, upon and subject to the terms and conditions of the Plan and of this Agreement.

                NOW, THEREFORE, the parties agree as follows:

        1. Grant; Terms of Option. Subject to the terms and conditions of this Agreement and the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase any part of an aggregate number of shares of the Company's authorized but unissued Stock stated in the caption of this Agreement at the price per share stated in the caption of this Agreement, this price being ____ percent of the fair market value of the Stock as determined pursuant to the Plan on the date of the grant of the Option. It is the intent of the Board that the Option is a nonqualified stock option and




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

is not an "incentive stock option," as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Option is granted upon the following terms and conditions:

                (a) Term of Option. Subject to reductions in the Option term provided in subparagraphs (c) and (e) below, the Option shall continue in effect through the ___________ anniversary of the date of this Agreement.

                (b) Timing of Right to Exercise. Except as provided in subparagraph 1(c) hereof, the Option may be exercised from time to time over the term of the Option in the amounts specified in the vesting schedule set forth in the caption of this Agreement. If the Optionee does not purchase in any one year the full number of shares that the Optionee is then entitled to purchase, the Optionee's rights shall be cumulative, and, subject to the other provisions of this Agreement, the Optionee may purchase those shares thereafter during the term of the Option.

                (c) Termination of Employment. Except as provided in this subparagraph (c), the Option shall not be exercised unless at the time of such exercise the Optionee is in the employ of the Company or a Subsidiary and shall have so served continuously since the effective date of this Agreement. If the employment of the Optionee with the Company or Subsidiary terminates by reason of the Optionee's death or disability, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination. If the employment of the Optionee by the Company or Subsidiary terminates for any other reason, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination. In such event, to the extent that the Option is not exercised within the applicable period, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such period.

                (d) Manner of Exercise. Shares may be purchased pursuant to the Option only upon receipt by the Company of written notice from the Optionee of the Optionee's desire to purchase, specifying the number of shares the Optionee desires to purchase and the date on which the Optionee desires to complete the purchase. The Option may not be exercised for a fraction of a share. If required to comply with any applicable federal or state securities laws, the notice also shall contain a representation that it is the Optionee's intention to acquire the shares for investment and not for resale. On the date specified for completion of the purchase of the shares, the Optionee shall pay the Company the full purchase price of the shares in cash or by such other method of payment as shall be approved by the Board. No shares shall be issued until full payment has been made, and the Optionee shall have none of the rights of a shareholder until shares are issued. Upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, the Optionee shall pay to the Company any amounts necessary to satisfy applicable federal, state and local withholding tax requirements.

                (e) Changes in Capital Structure. Except as provided in the final sentence of this subparagraph (e), if the outstanding Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares, dividend payable in shares, or similar event, the Board shall make appropriate adjustment in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, the exercise price of the Option and all other matters deemed appropriate by the Board, so that the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be conclusive. In the event of the dissolution of the Company or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of adjusting the Option as described above or in lieu of having the Option continue unchanged, the Board may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee shall have the right to exercise the Option in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period any unexercised portion of the Option shall immediately terminate.

        2. Conditions. The obligations of the Company under this Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter. The Company shall use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission, any quotation system on which the Stock may then be traded and any stock exchange on which the Stock may then be listed, in connection with the issuance or sale of any shares acquired pursuant to this Agreement or the trading or listing of such shares on any such system or exchange. The Company shall not be obligated to issue or deliver shares under this Agreement if, upon advice of its legal counsel, such issuance or delivery would violate state or federal securities laws.

        3. Provisions Relating to Transferability.

        (a) Restrictions on Transfer. With the consent of the Board, which consent may be withheld in its sole discretion or conditioned on such requirements as the Board shall deem appropriate, all or any portion of the Option may be assigned or transferred to the Optionee's immediate family (i.e., children, grandchildren, spouse, parents and siblings), to trusts for the benefit of the Optionee's immediate family members, and pursuant to qualified domestic relations orders. No consideration may be paid for any permitted transfer of the Option and, after any permitted transfer, the Option shall continue to be subject to the same terms and conditions as were applicable to it immediately prior to its transfer, except that: (i) subsequent transfers of the portion of the Option that has been transferred shall be prohibited except by will or the laws of descent and distribution; (ii) for purposes of subparagraph 1(c), the term "Optionee" shall refer to the original Optionee and not the transferee; (iii) the events of termination of employment specified in subparagraph 1(c) shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the period specified in subparagraph 1(c); and (iv) the original Optionee shall remain subject to withholding taxes upon exercise of the Option by the transferee. Before permitting any transfer, the Board may require the transferee to agree in writing to be bound by all other terms and conditions applicable to the Option prior to its transfer. Except with the consent of the Board, the Option shall not be transferable otherwise than by will or the laws of descent and distribution.

        (b) Exercise by Legal Representative or Successor. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to the Optionee's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary disposition or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

        4. Legends. Certificates representing the shares subject to this Agreement shall bear such legends as the Board shall deem appropriate to reflect any restrictions on transfer imposed by federal or applicable state securities laws.

        5. Continuing Relationship. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue as an employee of the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate the Optionee's employment at any time for any reason, with or without cause.

        6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but, except as provided above, the Option shall not be assigned or otherwise disposed of by the Optionee.

        7. The Plan. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control. The Optionee agrees to be bound by the rules and regulations for the administration of the Plan, as presently prescribed or hereafter amended, and by any amendment, construction or interpretation of the Plan properly adopted by the Company's Board.

        8. Administration of Agreement by Committee. At such time as a committee of the Board is appointed to administer the Plan, all decisions relating to this Agreement shall be made by such committee and all references in this Agreement to the Board shall mean and refer to such committee.

        9. Notices. Parties to this Agreement shall give all notices to the other parties concerning this Agreement by personal delivery, by telecopier or by registered or certified mail, return receipt requested, addressed as follows:

        If to the Company:        Northwest NeuroLogic, Inc.
                                  2611 S.W. Third Avenue, Suite 200
                                  Portland, Oregon 97201
                                  Attention:  Chief Executive Officer

If to the Optionee:               at the Optionee's address stated in the
                                  caption of this Agreement.

Any party may, by written notice to the other parties, designate a new address to which notices shall thereafter be delivered. Notice hereunder shall be deemed effective upon the earlier of actual receipt or three days after being sent by registered or certified mail.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date stated above.

                                      NORTHWEST NEUROLOGIC, INC.




                                      By
                                         ------------------------------
                                      Title
                                           ----------------------------



                                      OPTIONEE



                                      ---------------------------------

                           NORTHWEST NEUROLOGIC, INC.

                        INCENTIVE STOCK OPTION AGREEMENT


EFFECTIVE DATE:
                        -----------, -----

BETWEEN:                Northwest NeuroLogic, Inc.,

an Oregon corporation   (the "Company")

AND:                    -------------------          (the "Optionee")


                        ---------------------------------------------
                        Street Address      City      State  Zip Code

Number of Option Shares:                 ------------------

Option Price per Share:                 $
                                         ------------------

Vesting Schedule:          Percentage of             Number of Years After
                           Shares Vested             Date of Agreement

                The Company has adopted a 1997 Stock Incentive Plan (the "Plan") that provides for the grant of options meeting the requirements of Section 422 of the Internal Revenue Code to purchase shares of the Company's Common Stock, no par value (the "Stock"). The Optionee is now employed by the Company or a Subsidiary (as defined in the Plan), and the Company desires to afford the Optionee the opportunity to obtain stock ownership in the Company so that the Optionee may have a proprietary interest in the Company's success. The Company's Board of Directors (the "Board") has granted to the Optionee an option to purchase shares of Stock, upon and subject to the terms and conditions of the Plan and of this Agreement.

                NOW, THEREFORE, the parties agree as follows:

        1. Grant; Terms of Option. Subject to the terms and conditions of this Agreement and the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase any part of an aggregate number of shares of the Company's authorized but unissued Stock stated in the caption of this Agreement at the price per share stated in the caption of this Agreement, this price being the fair market value of the Stock as determined pursuant to the Plan on the date of the grant of the Option. It is the intent of the Board that the Option qualify as an "incentive stock option" under the tax laws. The Option is granted upon the following terms and conditions:

        (a) Term of Option. Subject to reductions in the Option term provided in subparagraphs (c) and (e) below, the Option shall continue in effect through the tenth anniversary of the date of this Agreement.

        (b) Timing of Right to Exercise. Except as provided in subparagraph (c), the Option may be exercised from time to time over the term of the Option in the amounts specified in the vesting schedule set forth in the caption of this Agreement. If the Optionee does not purchase in any one year the full number of shares that the Optionee is then entitled to purchase, the Optionee's rights shall be cumulative, and, subject to the other provisions of this Agreement, the Optionee may purchase those shares thereafter during the term of the Option.

        (c) Termination of Employment. Except as provided in this subparagraph
(c), the Option shall not be exercised unless at the time of such exercise the Optionee is in the employ of the Company or a Subsidiary and shall have so served continuously since the effective date of this Agreement. If the employment of the Optionee with the Company or Subsidiary terminates by reason of the Optionee's death or disability, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination. If the employment of the Optionee by the Company or Subsidiary terminates for any other reason, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination. In such event, to the extent that the Option is not exercised within the applicable period, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such period.

        (d) Manner of Exercise. Shares may be purchased pursuant to the Option only upon receipt by the Company of written notice from the Optionee of the Optionee's desire to purchase, specifying the number of shares the Optionee desires to purchase and the date on which the Optionee desires to complete the purchase. The Option may not be exercised for a fraction of a share. If required to comply with any applicable federal or state securities laws, the notice also shall contain a representation that it is the Optionee's intention to acquire the shares for investment and not for resale. On the date specified for completion of the purchase of the shares, the Optionee shall pay the Company the full purchase price of the shares in cash or by such other method of payment as shall be approved by the Board. No shares shall be issued until full payment has been made, and the Optionee shall have none of the rights of a shareholder until shares are issued. Upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, the Optionee shall pay to the Company any amounts necessary to satisfy applicable federal, state and local withholding tax requirements.

        (e) Changes in Capital Structure. Except as provided in the final sentence of this subparagraph (e), if the outstanding Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares, dividend payable in shares, or similar event, the Board shall make appropriate adjustment in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, the exercise price of the Option and all other matters deemed appropriate by the Board, so that the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be conclusive. In the event of the dissolution of the Company or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of adjusting the Option as described above or in lieu of having the Option continue unchanged, the Board may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee shall have the right to exercise the Option in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period any unexercised portion of the Option shall immediately terminate.

        2. Conditions. The obligations of the Company under this Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter. The Company shall use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission, any quotation system on which the Stock may then be traded and any stock exchange on which the Stock may then be listed, in connection with the issuance or sale of any shares acquired pursuant to this Agreement or the trading or listing of such shares on any such system or exchange. The Company shall not be obligated to issue or deliver shares under this Agreement if, upon advice of its legal counsel, such issuance or delivery would violate state or federal securities laws.

        3. Nontransferability.

                (a) Restriction. The Option is not transferable other than by will or the laws of descent and distribution and, during the Optionee's lifetime, may be exercised only by the Optionee.

                (b) Exercise by Legal Representative or Successor. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to the Optionee's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary disposition or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

        4. Legends. Certificates representing the shares subject to this Agreement shall bear such legends as the Board shall deem appropriate to reflect any restrictions on transfer imposed by federal or applicable state securities laws.

        5. Continuing Relationship. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue as an employee of the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate the Optionee's employment at any time for any reason, with or without cause.

        6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but, except as provided above, the Option shall not be assigned or otherwise disposed of by the Optionee.

        7. The Plan. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control. The Optionee agrees to be bound by the rules and regulations for the administration of the Plan, as presently prescribed or hereafter amended, and by any amendment, construction or interpretation of the Plan properly adopted by the Company's Board.

        8. Administration of Agreement by Committee. At such time as a committee of the Board is appointed to administer the Plan, all decisions relating to this Agreement shall be made by such committee and all references in this Agreement to the Board shall mean and refer to such committee.

        9. Notices. Parties to this Agreement shall give all notices to the other parties concerning this Agreement by personal delivery, by telecopier or by registered or certified mail, return receipt requested, addressed as follows:

        If to the Company:      Northwest NeuroLogic, Inc.
                                2611 S.W. Third Avenue, Suite 200
                                Portland, Oregon 97201
                                Attention:  Chief Executive Officer

        If to Optionee:         at Optionee's address stated in the caption of
                                this Agreement.

Any party may, by written notice to the other parties, designate a new address to which notices shall thereafter be delivered. Notice hereunder shall be deemed effective upon the earlier of actual receipt or three days after being sent by registered or certified mail.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date stated above.

                                NORTHWEST NEUROLOGIC, INC.

                                By
                                  ----------------------------------
                                Title
                                     -------------------------------

                                OPTIONEE


                                ------------------------------------